FOR IMMEDIATE RELEASE	Investor Contact: Martha Lindeman 312-373-2430

Media Contact: Victoria Gilbert 312-373-2447

PLAYBOY ENTERPRISES REPORTS IMPROVED THIRD QUARTER RESULTS Operating, Net Income Show Significant Gains Company Reaffirms Positive EPS Guidance for the Year

CHICAGO, Tuesday, November 2, 2004 – Playboy Enterprises, Inc. (PEI) (NYSE: PLA, PLAA) today reported net income for the third quarter ended September 30, 2004, of $1.9 million, or $0.06 per basic and diluted share, compared to a net loss in the prior year quarter of $0.9 million, or $0.03 per basic and diluted share. Third quarter 2004 operating income increased 18% to $6.7 million compared to $5.6 million last year on an 8% increase in revenues to $80.2 million.
Christie Hefner, PEI chairman and chief executive officer, said: “The quarter’s gains demonstrate both the improved operating performance of our businesses and recent debt reduction efforts. The Online and Licensing businesses both reported significant improvements in operating margin as they were able to bring much of their revenue growth in the quarter to the bottom line. In Publishing, we benefited from a more than 40% increase in Playboy’s advertising pages, which led to increased profitability and highlighted the editorial strength of the magazine. In Entertainment, we saw a return to revenue and profit growth for both our domestic and international television businesses.
“2004 has been a significant year for us in terms of executing deals that will benefit the company for years to come, increasing the efficiency of our operations and improving our overall financial position. Looking ahead, we expect to benefit from these actions. We believe that improved Entertainment and Online results will lead to a stronger fourth quarter than we reported last year despite the difficult comparisons that the Publishing and Licensing Groups are facing as a result of last year’s successful 50th Anniversary issue and auction. The strong fourth quarter is expected to result in the swingto positive EPS that we have projected for the year,” Hefner said.

Entertainment
The Entertainment Group’s third quarter 2004 operating income was much stronger than the 2004 second quarter due to improved domestic and international TV results. Despite the TV growth, third quarter operating income was comparable with last year’s third quarter at $6.8 million due to lower DVD/home video results and an 8% increase in programming amortization expense.
The Group’s revenues rose 8% in the 2004 third quarter to $36.4 million compared to last year. Higher international TV sales, primarily reflecting the launch of new networks in the United Kingdom earlier this year, and the continued rollout of Video-on-Demand services in the United States, contributed to the increase.

Publishing
Third quarter 2004 operating income for the Publishing Group rose 30% to $1.2 million compared to last year’s third quarter resulting from increased profit contribution from the U.S. magazine and its international editions as well as lower administrative expense. Revenues for the Publishing Group rose 4% in the 2004 third quarter to $29.5 million, driven by a 35% increase in advertising revenues at Playboy magazine.
The company said that, as anticipated, it expects Playboy magazine advertising pages to be down approximately 25% in the 2004 fourth quarter compared to the prior year period when the company published its 50th Anniversary issue, which had the highest number of ad pages in approximately 15 years, but that it expects to end the year with higher annual advertising pages compared to 2003.

Online
Third quarter 2004 operating income for the Online Group more than doubled to $1.1 million versus the same quarter last year on a 9% improvement in revenues to $9.7 million. A nearly 13% increase in subscription revenues was the driver for the year-over-year increase.

Licensing
The Licensing Group reported third quarter 2004 operating income of $2.6 million, up 47% from the same quarter last year. Revenues increased 34% to $4.6 million in the 2004 third quarter from $3.4 million in the prior year due to higher royalties from international and entertainment licensing.

Corporate Expense
Third quarter 2004 Corporate Administration and Promotion expense totaled $5.0 million compared to $4.4 million in the prior year, consistent with the 20% increase projected for the year.

Additional information regarding third quarter 2004 earnings will be available on the earnings release conference call, which is being held today, November 2, 10:30 a.m. EST/9:30 a.m. CST, 1-800-795-1259 (for domestic callers) or +1-785-832-1508 (for international callers) and using the password: “Playboy.” The call also will be webcast. To listen to the call, visit www.peiinvestor.com and select the Investor Relations content section.

* * * *

Playboy Enterprises is a brand-driven, international multimedia entertainment company that publishes editions of Playboy magazine around the world; operates Playboy and Spice television networks and distributes programming via DVD and home video globally; licenses the Playboy and Spice trademarks internationally for a range of consumer products and services; and operates a network of Websites including Playboy.com, a leading men’s lifestyle and entertainment Web site.

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements,” as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)	Foreign, national, state and local government regulation, actions or initiatives, including:

(a)	attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, including video, and online materials,

(b)	limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us, or

(c)	substantive changes in postal regulations or rates which could increase our postage and distribution costs;

(2)	Risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees;

(3)	Our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;

(4)	Changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising revenues;

(5)	Our ability to protect our trademarks, copyrights and other intellectual property;

(6)	Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement, and other claims based on the nature and content of the materials we distribute;

(7)	The risk our outstanding litigation could result in settlements or judgments which are material to us;

(8)	Dilution from any potential issuance of additional common or convertible preferred stock in connection with financings or acquisition activities;

(9)	Competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;

(10)	Competition in the television, men’s magazine, Internet and product licensing markets;

(11)	Attempts by consumers or private advocacy groups to exclude our programming or other products from distribution;

(12)	Our television and Internet businesses’ reliance on third parties for technology and distribution, and any changes in that technology and/or unforeseen delays in its implementation which might affect our plans and assumptions;

(13)	Risks associated with losing access to transponders and competition for transponders and channel space;

(14)	The impact of industry consolidation, any decline in our access to, and acceptance by, DTH and/or cable systems and the possible resulting deterioration in the terms, cancellation of fee arrangements or pressure on margin splits with operators of these systems;

(15)	Risks that we may not realize the expected increased sales and profits and other benefits from acquisitions and the restructuring of our international TV joint ventures;

(16)	Any charges or costs we incur in connection with restructuring measures we may take in the future;

(17)	Risks associated with the financial condition of Claxson Interactive Group Inc., our Playboy TV-Latin America, LLC joint venture partner;

(18)	Increases in paper or printing costs;

(19)	Effects of the national consolidation of the single-copy magazine distribution system; and

(20)	Uncertainty of the viability of our primarily subscription- and e-commerce-based Internet model.

Playboy Enterprises, Inc. and Subsidiaries Condensed Statements of Consolidated Operations (Unaudited) (In millions, except per share amounts)

	Quarters Ended September 30,

	2004	2003

Net Revenues
Entertainment:
Domestic TV Networks	24.5	23.9
International TV	10.5	8.2
Worldwide DVD/Home Video	1.3	1.4
Other	0.1	0.1

Total Entertainment	36.4	33.6

Publishing:
Playboy magazine
Subscription	12.5	12.7
Newsstand	2.7	3.4
Advertising	9.4	6.9

Total Playboy magazine	24.6	23.0

Other Domestic Publishing	3.4	4.0
International Publishing	1.5	1.5

Total Publishing	29.5	28.5

Online:
Subscriptions	5.3	4.7
E-Commerce	3.4	3.5
Other	1.0	0.7

Total Online	9.7	8.9

Licensing:
International licensing	3.1	2.3
Domestic licensing	0.8	0.7
Entertainment licensing	0.5	0.4
Marketing events	0.2	-

Total Licensing	4.6	3.4

Total net revenues	80.2	74.4

Results of Operations
Entertainment	6.8	6.7
Publishing	1.2	1.0
Online	1.1	0.5
Licensing	2.6	1.8
Corporate Administration & Promotion	(5.0)	(4.4)

Operating income	6.7	5.6

Investment income	0.1	0.1
Interest expense	(2.9)	(4.2)
Amortization of deferred financing fees	(0.3)	(0.3)
Minority interest	(0.4)	(0.3)
Other, net	(0.1)	(0.3)

Income before income taxes	3.1	0.6
Income tax expense	(1.2)	(1.2)

Net income (loss)	1.9	(0.6)
Dividend requirements of preferred stock	-	(0.3)

Net income (loss) applicable to common shareholders	1.9	(0.9)

Basic weighted average number
of common shares outstanding	33,371	27,437

Diluted weighted average number
of common shares outstanding	33,384	27,437

Basic and diluted earnings per common share	$0.06	$(0.03)

Playboy Enterprises, Inc. and Subsidiaries Condensed Statements of Consolidated Operations (Unaudited) (In millions, except per share amounts)

	Nine Months Ended Septmber 30,

	2004	2003

Net Revenues
Entertainment:
Domestic TV Networks	71.4	71.2
International TV	30.3	25.1
Worldwide DVD/Home Video	3.6	3.9
Other	0.4	0.4

Total Entertainment	105.7	100.6

Publishing:
Playboy magazine
Subscription	38.6	37.6
Newsstand	9.6	10.1
Advertising	26.6	22.4

Total Playboy magazine	74.8	70.1

Other Domestic Publishing	8.9	9.7
International Publishing	4.6	4.1

Total Publishing	88.3	83.9

Online:
Subscriptions	15.4	13.0
E-Commerce	12.0	10.7
Other	2.9	2.8

Total Online	30.3	26.5

Licensing:
International licensing	8.9	5.7

Domestic licensing	2.4	2.3

Entertainment licensing	1.5	1.0

Artwork sales	0.0	1.9

Marketing events	2.7	2.8

Total Licensing	15.5	13.7

Total net revenues	$239.8	$224.7

Results of Operations
Entertainment	15.4	21.2
Publishing	5.2	2.9
Online	3.0	0.9
Licensing	7.6	6.7
Corporate Administration & Promotion	(13.9)	(11.1)

Operating income	17.3	20.6

Investment income	0.3	0.3
Interest expense	(10.7)	(12.0)
Amortization of deferred financing fees	(1.0)	(1.0)
Minority interest	(1.1)	(1.3)
Debt extinguishment expenses	(5.9)	(3.3)
Other, net	(0.8)	(0.7)

Income (loss) before income taxes	(1.9)	2.6
Income tax expense	(2.6)	(3.5)

Net loss	(4.5)	(0.9)
Dividend requirements of preferred stock	(0.4)	(0.5)

Net loss applicable to common shareholders	$(4.9)	$(1.4)

Basic and diluted weighted average number
of common shares outstanding	30,978	26,881

Basic and diluted earnings per common share	$(0.16)	$(0.05)

PLAYBOY ENTERPRISES, INC.

Reconciliation of Non-GAAP Financial Information (in millions of dollars)

3rd Quarter Ended September 30,	Nine Months Ended September 30,
EBITDA and Adjusted EBITDA	2004	2003(1)	% Better / (Worse)	2004	2003(1)	% Better / (Worse)

Reconciliation to GAAP Financial Measure:
Net Income (Loss)	$1.9	$(0.6)	---	$ (4.5)	$(0.9)	(400.0)
Adjusted for:
Income Tax Expense	1.2	1.2	---	2.6	3.5	25.7
Interest Expense	2.9	4.2	31.0	10.7	12.0	10.8
Amortization of Deferred Financing Fees	0.3	0.3	---	1.0	1.0	-	--
Equity in Operations of Investments	–	0.1	(100.0)	–	0	1	(100.0)
Depreciation and Amortization	11.9	11.5	(3.5)	36.8	36.5	(0.8)

EBITDA (2)	18.2	16.7	9.0	46.6	52.2	(10.7)
Adjusted for:
Cash Investments in Entertainment Programming	(11.1)	(11.5)	3.5	(34.2)	(34.5)	0.9

Adjusted EBITDA (3)	$7.1	$5.2	36.5	$ 12.4	$17.7	(29.9)

3rd Quarrter Ended September 30,	Nine Months Ended September 30,
OIBDA	2004	2003(1)	% Better / (Worse)	2004	2003(1)	% Better / (Worse)

Reconciliation to GAAP Financial Measure:
Operating income	6.7	5.6	19.6	17.3	20.6	(16.0)
Adjusted for:
Depreciation of property and equipment	0.8	0.8	---	2.4	3.0	20.0
Amortization of intangible assets	0.4	1.0	60.0	1.7	4.2	59.5

OIBIDA (4)	7.9	7.4	6.8	21.4	27.8	(23.0)
Adjusted for:
Depreciation of property and equipment	(0.8)	(0.8)	---	(2.4)	(3.0)	20.0
Amortization of intangible assets	(0.4)	(1.0)	60.0	(1.7)	(4.2)	59.5

Operating income (expense)	6.7	5.6	19.6	17.3	20.6	(16.0)
Investment income	0.1	0.1	---	0.3	0.3	---
Interest epense	(2.9)	(4.2)	31.0	(10.7)	(12.0)	(10.8)
Amortization of deferred financing fees	(0.3)	(0.3)	---	(1.0)	(1.0)	---
Minority interest	(0.4	(0.3)	(33.3)	(1.1)	(1.3)	15.4
Debt extinguishment expenses	–	–	---	(5.9)	(3.3)	(78.8)
Other, net	(0.1)	(0.3)	66.7	(0.8)	(0.7)	(14.3)

Income (loss) before income taxes	3.1	0.6	416.7	(1.9)	2.6	(173.1)
Income tax expense	(1.2)	(1.2)	---	(2.6)	(3.5)	25.7

Net Income (loss)	$1.9	$(0.6)	---	$ (4.5)	$(0.9)	(400.0)

See Notes on accompanying page.

PLAYBOY ENTERPRISES, INC.

Summary of Financial and Operating Data (in millions of dollars)

	3rd Quarter Ended September 30,			Nine Months Ended September 30,
Financial and Operating Data	2004	2003(1)	% Inc/ (Dec)	2004	2003(1)	% Inc/(Dec)

Entertainment
Cash Investments in Programming	$11.1	$11.5	(3.5)	$34.2	$34.5	(0.9)
Programming Amortization	$10.5	$9.7	8.2	$32.0	$29.2	9 6
Units at End of Period (in millions) (5):
Playboy TV:
Satellite Direct-to-Home	23.7	21.0	12.9	23.7	21.0	12.9
Cable Digital	17.7	17.1	3.5	17.7	17.1	3.5
Cable Analog Addressable	4.2	4.8	(12.5)	4.2	4.8	(12.5)
Playboy TV en Español (6):
Satellite Direct-to-Home	8.9	7.9	12.7	8.9	7.9	12.7
Cable Digital	2.9	3.2	(9.4)	2.9	3.2	(9.4)
Movie Networks:
Satellite Direct-to-Home	46.6	40.9	13.9	46.6	40.9	13.9
Cable Digital	43.2	43.4	(0.5)	43.2	43.4	(0.5)
Cable Analog Addressable	7.1	7.1	0.0	7.1	7.1	0.0
International TV Households at End of Period (in millions)	39.5	34.4	14.8	39.5	34.4	14.8

Publishing
Magazine Advertising Pages	152.4	107.2	42.2	420.4	348.0	20.8

Online
Average Monthly Revenue per Subscriber (whole dollars)	$10.09	$9.57	5.4	$10.13	$8.98	12.8
Subscribers at End of Period (in thousands)	179.4	163.9	9.5	179.4	163.9	9.5

At September 30
Cash and Cash Equivalents	$32.0	$25.8	24.0	$32.0	$25.8	24.0
Long-Term Financing Obligations	$80.0	$115.0	(30.4)	$80.0	$115.0	(30.4)
Shareholders' Equity	$153.8	$114.1	34.8	$153.8	$114.1	34.8

See Notes on accompanying page.

PLAYBOY ENTERPRISES, INC.

Notes to Reconciliation of Non-GAAP Financial Information and Summary of Financial and Operating Data (in millions of dollars)

(1)	Certain reclassifications have been made to conform to the current presentation.

(2)	In order to fully assess our financial results, management believes that EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for, among other things, investments in entertainment programming. The resources reflected in EBITDA are not necessarily available for our discretionary use because of legal or functional requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

(3)	In order to fully assess our financial results, management believes that Adjusted EBITDA is an appropriate measure for evaluating our operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions and strengthen the balance sheet. In addition, a comparable measure of Adjusted EBITDA is used in our credit facility to, among other things, determine the interest rate that we are charged on borrowings under the credit facility. Investors should recognize that Adjusted EBITDA might not be comparable to similarly titled measures of other companies. Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with U.S. GAAP.

(4)	We calculate OIBDA because we consider the measure an important indicator of our operational strength and the performance of our businesses. OIBDA is one of the measures we use to evaluate our operating performance, to value prospective acquisitions and for planning and forecasting. In addition, we may use OIBDA as a component for future compensation purposes. Disclosure of OIBDA, together with other financial measures that we disclose, allows investors to evaluate our performance in a manner similar to the method we use and helps improve their ability to understand our operating performance. In addition, we believe this measure is among the measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in the industry. Investors should recognize OIBDA might not be comparable to similarly titled measures of other companies. In addition, OIBDA does not necessarily represent funds available for discretionary use, and is not necessarily a measure of our ability to fund our cash needs. OIBDA should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with U.S. GAAP.

(5)	Each household unit is defined as one household carrying one given network per carriage platform. A single household can represent multiple household units if two or more of our networks and/or multiple platforms (i.e. digital and analog) are available to that household.

(6)	We obtained 100% distribution rights of Playboy TV en Español in the U.S Hispanic market in December 2002 in connection with the restructuring of the ownership of our international TV joint ventures.